Exhibit 10.7

STOCK PURCHASE AGREEMENT, dated as of December 28, 2007 (this “Agreement”), by and between Grail Investment Corp., a Delaware corporation (the “Company”), and Grail Chalice SPAC Holdings LLC (“Purchaser”).

INTRODUCTION

Purchaser wishes to purchase from the Company 5,750,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), on the terms and subject to the conditions set forth in this Agreement.

The Company wishes to sell the Shares to Purchaser on the terms and subject to the conditions set forth in this Agreement.

In consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1. Definitions. The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

(a) “Purchaser” shall have the meaning set forth in the preamble to this Agreement.

(b) “Closing” shall have the meaning set forth in Section 4 of this Agreement.

(c) “Common Stock” shall mean the Common Stock, $0.0001 par value per share, of the Company.

(d) “Company” shall have the meaning set forth in the preamble to this Agreement.

(e) “Purchase Price” shall have the meaning set forth in Section 3 of this Agreement.

(f) “SEC” shall mean the U.S. Securities and Exchange Commission.

(g) “Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

(h) “Shares” shall have the meaning set forth in the recitals to this Agreement.

2. Purchase and Sale of Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained herein, simultaneous with the execution of this Agreement, the Company shall sell and deliver to Purchaser, and Purchaser shall purchase from the Company, the Shares, in consideration of the payment of the Purchase Price.

3. Purchase Price. As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, simultaneous with the execution hereof, Purchaser, or an affiliate of Purchaser on Purchaser’s behalf, shall pay $25,000 (the “Purchase Price”) to the Company by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company.

4. Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement at the offices of Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, or such other place as may be agreed upon by the parties hereto.

5. Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a) At the Closing Purchaser shall deliver to the Company the Purchase Price.

(b) At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after Closing, the Company shall deliver to Purchaser the certificates representing the Shares.

6. Forfeiture of Shares. If the underwriters (the “Underwriters”) in the Company’s initial public offering (the “IPO”) do not exercise in full their over–allotment option to be granted by the Company pursuant to an underwriting agreement by and among the Underwriters and the Company, then the Purchaser shall forfeit the number of Shares necessary in order to maintain a 20.0% ownership interest in the Company and no consideration or refund of any part of the Purchase Price shall be paid to the Purchaser by the Company in connection with such forfeiture.

7. Certificates; Legends.

(a) The certificates evidencing the Shares shall include a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION

FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY REGARDING THE AVAILABILITY OF SUCH EXEMPTION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(b) Purchaser agrees, prior to any permitted transfer of the Shares, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel. Purchaser shall not make any disposition of any Shares unless and until (i) there is then in effect a registration statement under the Securities Act covering such transfer and such transfer is made in accordance with such registration statement, or (ii) if reasonably requested by the Company, (x) Purchaser shall have furnished to the Company an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act and (y) the transferee shall have agreed to comply with the restrictions in the legend set forth in Section 7(a) above.

8. Registration Rights. In connection with the closing of the IPO, the Company and the Purchaser shall enter into an agreement granting the Purchaser registration rights with respect to the Shares.

9. Escrow Agreement. In connection with the closing of the IPO, the Company, the Purchaser and Continental Stock Transfer & Trust Company, acting as escrow agent, shall enter into an agreement placing the Shares in an escrow account, pursuant to which the Shares will not be transferable until one year following the Company’s consummation of a business combination, subject to certain exceptions.

10. Investment Representations.

(a) Purchaser is acquiring the Shares for his, her or its own account, for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(b) Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act. Purchaser understands that its investment in the Shares involves a high degree of risk. Purchaser has sought such accounting, legal and tax advice as Purchaser has considered necessary to make an informed decision with respect to Purchaser’s acquisition of the Shares. Purchaser has knowledge and experience in financial and business matters and knows of the high degree of risk associated with investments generally and particularly investments in the securities of development stage companies. Purchaser is able to bear the economic risk of an investment in the Shares in the amount contemplated hereunder for an indefinite period of time. Purchaser can afford a complete loss of its investment in the Shares. Purchaser has had access to all information that it believes is necessary, sufficient or appropriate in connection with its purchase of the Shares.

(c) Purchaser understands that the Shares have not been and are not being registered under the Securities Act or any state securities laws and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder or (ii) sold in reliance on an exemption therefrom. No U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have any such authorities passed upon or endorsed the merits of the offering of the Shares.

(d) Purchaser understands that the Shares are being offered and will be sold to him, her or it in reliance on specific exemptions from the registration requirements of the U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Shares.

11. Company Representation. The Company has duly authorized the issuance and sale of the Shares to the Purchaser and, subject to the provisions of Section 6 above, when the Shares are issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

12. Miscellaneous.

(a) Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted to be given to either party hereunder shall be in writing and shall be deemed given only if delivered to such party personally (including by recognized overnight courier), or sent to such party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12(a)) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to such party at its address set forth below:

If to the Company:

John C. Siciliano, President and Chief Executive Officer

Grail Investment Corp.

767 Third Avenue, 21st Floor

New York, NY 10017

Facsimile: (212) 676-5524

If to Purchaser:

Grail Chalice SPAC Holdings LLC

c/o Grail Partners LLC

767 Third Avenue, 21st Floor

New York, NY 10017

Facsimile: (212) 676-5524

or to such other address as such party may have specified in a notice duly given to the other party hereto as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, if sent by facsimile transmission, or as of the third business day thereafter if sent by any other method permitted under this Section 12(a).

(b) This Agreement may be amended, modified or supplemented at any time by mutual agreement of the parties hereto. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto. For the avoidance of doubt, any such written instrument shall only be effective if it is manually-signed by an individual with actual authority to act on behalf of such party.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County.

(d) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties hereto to the fullest extent permitted by applicable law.

(f) This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.

GRAIL INVESTMENT CORP.

By:	/s/ John C. Siciliano
Name:	John C. Siciliano
Title:	President and Chief Executive Officer

GRAIL CHALICE SPAC HOLDINGS LLC

Member: Grail Partners LLC

By:	/s/ John C. Siciliano
Name:	John C. Siciliano
Title:	Managing Member

Member: The Chalice Fund, L.P.

By:	Grail Partners LLC, its General Partner

By:	/s/ John C. Siciliano
Name:	John C. Siciliano
Title:	Managing Member